UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

HPEV, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

27420 Breakers Drive Wesley Chapel, Florida	33544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 929-1877

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 17, 2013, HPEV, Inc. filed a Current Report on Form 8-K/A that should have designated the disclosure described therein as Item 4.02. Accordingly, this amendment amends and restates in its entirety Item 4.02 to include the heading. This amendment does not reflect events occurring after the date of the original Form 8-K filing or modify or update any of the other disclosures contained therein in any way other than as required to reflect the section heading. Accordingly, this Amendment should be read in conjunction with the original Form 8-K Filing and the Company’s other filings with the SEC.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance of Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

On April 26, 2013, HPEV, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) regarding the fact that De Joya Griffith, LLC, the independent registered public accountant for the Company, discovered the omission of warrants issued to purchase an aggregate of 303,569 shares of common stock that were issued in the fourth quarter of 2012 to a service provider of the Company. Although the Company’s Chief Financial Officer had discussed the issue with De Joya Griffith, LLC and provided the accountants with a copy of the Report, the response from the auditors was only received after the filing was made. Accordingly, a copy of such response is being filed as an amendment to this Form 8-K.

De Joya Griffith, LLC, the independent registered public accountant for the Company, discovered the omission of warrants issued to purchase an aggregate of 303,569 shares of common stock that were issued in the fourth quarter of 2012 to a service provider of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HPEV, INC.
(Registrant)

Date: June 4, 2013	By:	/s/ Timothy Hassett
Timothy Hassett
Chairman and CEO (Principal Executive Officer)